Exhibit 23.4

Auditor's Consent

G. BRAD BECKSTEAD
Certified Public Accountant
                                              330 E. Warm Springs
                                              Las Vegas, NV 89119
                                                     702.257.1984
                                               702.362.0540 (fax)


                    CONSENT OF INDEPENDENT AUDITOR


August 28, 2002


To Whom It May Concern:

I have issued my report dated April 15, 2002 accompanying the financial statements of ATR Search Corporation on Form 10-KSB for the year ended December 31, 2001. I hereby consent to the incorporation by reference of said report in the Registration Statement of CareDecision Corporation (formerly ATR Search Corporation) on Form S-8 (File No. 000-33187, filed on or about August 28, 2002).


Signed,


/s/ G. Brad Beckstead
----------------------------------
G. Brad Beckstead, CPA


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